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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 16, 2004

                          MEMORY PHARMACEUTICALS CORP.
             (Exact name of registrant as specified in its charter)

           DELAWARE                   000-50642                 04-3363475
 (State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)             File Number)          Identification No.)

            100 PHILIPS PARKWAY                                07645
            MONTVALE, NEW JERSEY
  (Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code (201) 802-7100


          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01      Entry into a Material Definitive Agreement

ITEM 5.02(D) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      Memory Pharmaceuticals Corp. (the "Registrant") issued a press release announcing that on December 16, 2004 its Board of Directors (the "Board") elected Bob Kriebel as a Class I director, to serve until the 2005 annual meeting of stockholders. Mr. Kriebel fills the vacancy created by the resignation from the Board of Alix Marduel, M.D., which was effective on Mr. Kriebel's election. A copy of the press release that includes this announcement is attached hereto as Exhibit 99.1.

      Mr. Kriebel was also appointed to the Audit Committee of the Board and will serve as the Chairperson of the Audit Committee. The former Chairperson, Dr. Anthony B. Evnin, will continue to serve as a member of the Audit Committee. The Board has determined that Mr. Kriebel meets the independence and other requirements applicable to the Audit Committee prescribed by the NASD listing standards and the Securities and Exchange Commission. In addition, the Board determined that Mr. Kriebel is an "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K.

      Mr. Kriebel is not party to any arrangement or understanding with any person pursuant to which he was selected to serve as a director; nor is Mr. Kriebel a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

      In connection with his appointment to the Board, Mr. Kriebel, in his capacity as an Outside Director (as defined in the 2004 Incentive Plan (the "Plan")) and in accordance with the Registrant's Formula Option Grant program for Outside Directors, received a stock option grant for 20,000 shares of the Registrant's common stock at an exercise price of $5.04 per share (the "Initial Grant"). The Initial Grant vests over three years, with the first 33% vesting on the first anniversary of the grant date and the remainder vesting every three months thereafter. In addition, an Outside Director is eligible to receive an additional automatic stock option grant for 10,000 shares of the Registrant's common stock at an exercise price equal to the fair market value on that date (the "Subsequent Grant") if the Outside Director has served on the Board for at least six months prior to the Registrant's annual meeting of stockholders. The Subsequent Grant will vest in one installment on the first anniversary of the grant date.

      Effective July 23, 2004, the Board established a standard cash compensation plan for the Registrant's non-employee members of the Board and its committees. Mr. Kriebel will be eligible to receive compensation for his membership on the Board and the Audit Committee and for his role as Chairperson of the Audit Committee. A description of the standard cash compensation plan for non-employee Board and committee members is attached hereto as Exhibit 10.1.

      Also on December 16, 2004, Dr. Evnin was appointed to the Compensation Committee of the Board, filling the vacancy created by Dr. Marduel's resignation.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

     (c)    Exhibits.

            10.1   Description of Board of Directors' Compensation

            99.1   Press Release dated December 16, 2004
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           MEMORY PHARMACEUTICALS CORP.
                           Registrant)


                           By: /s/ Jzaneen Lalani
                               -----------------------------
                               Jzaneen Lalani
    December 16, 2004          Vice President Legal Affairs
          Date
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                                  EXHIBIT INDEX

Exhibit       Description
Number        -----------
-------
 10.1         Description of Board of Directors' Compensation
 99.1         Press Release dated December 16, 2004